Exhibit 10.1

AGREEMENT OF DEFINITIONS

by and among

NISSAN MOTOR ACCEPTANCE CORPORATION

NISSAN AUTO LEASING LLC II

NISSAN AUTO LEASE TRUST 20[●]-[●]

NISSAN-INFINITI LT

NILT TRUST

NILT, INC.

WILMINGTON TRUST COMPANY

U.S. BANK NATIONAL ASSOCIATION

[                    ]

Dated as of [●], 20[●]

AGREEMENT OF DEFINITIONS

This Agreement of Definitions (as amended, supplemented or otherwise modified, this “Agreement of Definitions”), dated as of [●], 20[●], is by and among Nissan Auto Lease Trust 20[●]-[●], as issuer (the “Issuing Entity”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in its individual capacity, as servicer and as administrative agent (in such capacity, the “Servicer” and the “Administrative Agent,” respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), [                    ], a [                    ], as owner trustee (the “Owner Trustee”), Wilmington Trust Company, a Delaware corporation with trust powers, as Delaware trustee (in such capacity, the “Delaware Trustee,”), U.S. Bank National Association, a national banking association, as trust agent (in such capacity, the “Trust Agent”) and [                    ], as indenture trustee (in such capacity, the “Indenture Trustee”).

RECITALS

A. Pursuant to the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee, and the Trust Agent, the Titling Trust was formed to take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);

B. The UTI Beneficiary, the Servicer, and the Titling Trust have entered into the SUBI Servicing Agreement, dated as of March 1, 1999 as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001 (the “Basic Servicing Agreement”) which provides for, among other things, the servicing of the Trust Assets by the Servicer;

C. Pursuant to the Titling Trust Agreement, from time to time the Trustee, on behalf of the Titling Trust and at the direction of the UTI Beneficiary, will identify and allocate on the books and records of the Titling Trust certain Trust Assets and create and issue one or more special units of beneficial interest (each, a “SUBI”), the beneficiaries of which generally will be entitled to the net cash flows arising from such Trust Assets;

D. The parties hereto desire to supplement the Titling Trust Agreement (as so supplemented by the 20[●]-[●] SUBI Supplement, the “SUBI Trust Agreement”) to create a SUBI (the “20[●]-[●] SUBI”);

E. The parties hereto desire to identify and allocate to the 20[●]-[●] SUBI a separate portfolio of Trust Assets consisting of leases (the “20[●]-[●] Leases”) and certain other related Trust Assets and the vehicles that are leased under the 20[●]-[●] Leases (the “20[●]-[●] Vehicles”);

F. The parties hereto also desire that the Titling Trust issue to NILT Trust a certificate evidencing a 100% beneficial interest in the 20[●]-[●] SUBI (the “20[●]-[●] SUBI Certificate”);

1	(NALT 20[●]-[●] Agreement of Definitions)

G. NILT Trust will sell, transfer and assign the 20[●]-[●] SUBI Certificate and the 20[●]-[●] SUBI Assets evidenced thereby to NALL II pursuant to the SUBI Certificate Transfer Agreement, dated as of [●], 20[●] (the “SUBI Certificate Transfer Agreement”). NALL II will further transfer the 20[●]-[●] SUBI Certificate and the 20[●]-[●] SUBI Assets evidenced thereby to the Issuing Entity pursuant to the Trust SUBI Certificate Transfer Agreement, dated as of [●], 20[●] (the “Trust SUBI Certificate Transfer Agreement”);

H. Pursuant to the Indenture, dated as of [●], 20[●] (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, the Issuing Entity will (i) issue $ [●] aggregate principal amount of [●]% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), [●]% Asset Backed Notes, Class A-2[a] (the “Class A-2[a] Notes”), [$[●] aggregate principal amount of [●]% Asset Backed Notes, Class A-2b (the “Class A-2b Notes”)], $[●] aggregate principal amount of [●]% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”)], and $[●] aggregate principal amount of [●]% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to herein as the “Notes”); and (ii) pledge the 20[●]-[●] SUBI Certificate and the 20[●]-[●] SUBI Assets evidenced thereby to the Indenture Trustee for the benefit of the holders of the Notes;

I. The parties hereto also desire to register a pledge of the 20[●]-[●] SUBI Certificate to the Indenture Trustee for the benefit of the holders of the Notes; and

J. The parties hereto have agreed to enter into this Agreement of Definitions in an effort to establish and agree upon a single set of definitions for any capitalized term used and not otherwise defined in any documents executed in connection with the 20[●]-[●] SUBI if such document references this Agreement of Definitions.

NOW, THEREFORE, in consideration of the parties’ mutual agreement to rely upon the definitions contained herein in the interpretation of certain of the Basic Documents (as defined herein), the parties hereto agree as follows:

Section 1.01 Definitions. In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document.

Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding paragraph, the capitalized terms used without definition in such agreement shall have the following meanings:

“60-Day Delinquent Leases” means, as of any date of determination, all 20[●]-[●] Leases (other than any Liquidated Leases, Repurchased Leases or Defaulted Leases) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately proceeding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accountant” means a firm of public accountants of nationally recognized standing.

“Accounts” means the Note Distribution Account and the Reserve Account.

2	(NALT 20[●]-[●] Agreement of Definitions)

“Accrual Period” means (i) with respect to any Payment Date and the Class A-1 Notes [and each Class of Floating Rate Notes], the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding, the first Payment Date and (ii) with respect to any Payment Date and each Class of Fixed Rate Notes (other than the Class A-1 Notes), the period from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month of such Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding [●], 20[●].

“Act” has the meaning set forth in Section 11.03(a) of the Indenture.

“Administrative Agent” means NMAC, as Administrative Agent under the Trust Administration Agreement.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a disposition fee, a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.

“Advance” means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement of Definitions” means this Agreement of Definitions.

“ALG Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in [●], 20[●] as a “mark-to-market” value (assuming that the vehicle is in “average” rather than “clean” condition) based on the total MSRP of the vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuing Entity, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [                    ], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

3	(NALT 20[●]-[●] Agreement of Definitions)

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Assets” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement.

“Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

“Authorized Officer” means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrative Agent, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.

“Automotive Lease Guide” means the publication of such name, which includes residual factors, or any successor publication.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances, (iii) in the case of an Optional Purchase, the Optional Purchase Price[, (iv) the [[Net Swap][Cap] Receipts (excluding [Swap][Cap] Termination Payments received from the [Swap Counterparty][Cap Provider] and deposited into the Swap Termination Payment Account], if any, (v) [amounts, if any, on deposit in the [Swap Termination Payment Account][Cap Termination Account] to the extent such amounts are required to be included in Available Funds pursuant to Section 2.14 of the Indenture], and (vi) [Swap][Cap] Replacement Proceeds, to the extent such amounts are required to be included in Available Funds pursuant to Section 2.14 of the Indenture].

“Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the sum of (a) the Servicer Monthly Payment and (b) the amount necessary to make the distributions in clauses (ii) and (iii) of Section 8.04(a) of the Indenture, except that the Optimal Principal Distributable Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause (iii).

4	(NALT 20[●]-[●] Agreement of Definitions)

“Available Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the Servicer has been paid the Servicer Monthly Payment [and the Swap Counterparty, if any has been paid any Net Swap Payments,] and (ii) the Reserve Account Draw Amount over (b) accrued interest paid on the Notes [and any Senior Swap Termination Payments paid to the Swap Counterparty, if any] on such Payment Date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Base Residual” means the lowest of (i) the Contract Residual, (ii) the ALG Residual, and (iii) the MRM Residual.

“Basic Documents” means the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, this Agreement of Definitions, [the Interest Rate [Swap][Cap] Agreement(s)] the 20[●]-[●] SUBI Certificate and the Securities.

“Basic Servicing Agreement” means the servicing agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, dated as of January 31, 2001, among the Titling Trust, the UTI Beneficiary, and the Servicer.

“Beneficiaries” means, collectively, the Related Beneficiaries of all Sub-Trusts, and “Beneficiary” means any of such Beneficiaries.

“Benefit Plan Investor” means (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Irving, Texas, Franklin, Tennessee[, the principal place of business of the [Swap Counterparty][Cap Provider]], or the city and state where the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to be closed.

[“Calculation Agent” means, with respect to the determination of the Interest Rate of the Floating Rate Notes, [                    ], acting in such capacity under the Indenture (including any permitted successor or replacement calculation agent designated from time to time pursuant to the Indenture.]

5	(NALT 20[●]-[●] Agreement of Definitions)

[“Cap Provider” means an unaffiliated third party, as cap provider, under each Initial Interest Rate Cap Agreement, or any successor or replacement cap provider (including any Replacement Cap Provider) from time to time.]

[“Cap Rate” means [●].]

[“Cap Receipts” means an amount equal to the product of: (a) LIBOR for the related Payment Date minus the Cap Rate; (b) the aggregate notional amount on the Interest Rate Cap Agreement(s)[, which will equal the aggregate outstanding principal amount of the Class A-[●] Notes on the first day of the Accrual Period related to such Payment Date]; and (c) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date, and the denominator of which is [360][365].]

[“Cap Termination Payment” means payments due to the Issuing Entity by the Cap Provider under an Interest Rate Cap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Cap Agreement due to an “event of default” or “termination event” under such Interest Rate Cap Agreement.]

[“Cap Termination Account” means the account designated as such, established and maintained pursuant to Section 2.14 of the Indenture.]

“Casualty Termination” as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.

“Certificate Balance” means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.

“Certificate Distribution Account” means the account established pursuant to Section 5.01(a) to the Trust Agreement.

“Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

“Certificate Factor” means, with respect to the Trust Certificates on any Payment Date, the seven digit decimal equivalent of a fraction, the numerator of which is the Certificate Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date), and the denominator of which is the Certificate Balance on the Closing Date.

“Certificate of Title” has the meaning set forth in the Titling Trust Agreement.

“Certificate of Trust” means the Certificate of Trust filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

6	(NALT 20[●]-[●] Agreement of Definitions)

“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

“Class” means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.

“Class A-1 Interest Rate” means [●]% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.

“Class A-1 Notes” has the meaning set forth in Recital H hereof.

“Class A-2[a] Interest Rate” means [●]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2[a] Note Balance” means, as of any date, the Initial Class A-2[a] Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2[a] Notes.

“Class A-2[a] Noteholder” means, as of any date, the Person in whose name a Class A-2[a] Note is registered on the Note Register on such date.

“Class A-2[a] Notes” has the meaning set forth in Recital H hereof.

“Class A-2 Notes” has the meaning set forth in Recital H hereof.

[“Class A-2b Interest Rate” means [●]% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).]

[“Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.]

[“Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-3b Note is registered on the Note Register on such date.]

[“Class A-2b Notes” has the meaning set forth in Recital H hereof.]

“Class A-3 Interest Rate” means [●]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

7	(NALT 20[●]-[●] Agreement of Definitions)

“Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.

“Class A-3 Notes” has the meaning set forth in Recital H hereof.

“Class A-4 Interest Rate” means [●]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.

“Class A-4 Notes” has the meaning set forth in Recital H hereof.

“Class Balance” means, as of any date, the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance], the Class A-3 Note Balance or the Class A-4 Note, as applicable.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [●], 20[●].

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means, with respect to any Sub-Trust, the account created, designated and maintained as such pursuant to Section 4.02 of the Titling Trust Agreement.

“Collection Period” has the meaning set forth in the Basic Servicing Agreement.

“Commission” means the Securities and Exchange Commission.

“Contingent and Excess Liability Insurance Policy” has the meaning set forth in the Basic Servicing Agreement.

“Contract Residual” means, with respect to any Lease, the residual value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its Customary Servicing Practices for the purpose of determining the Monthly Payment or at the date the Lease was terminated by the Lessee.

8	(NALT 20[●]-[●] Agreement of Definitions)

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at [●]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuing Entity).

“Co-Trustee” has the meaning set forth in the Basic Servicing Agreement.

“Credit and Collection Policy” has the meaning set forth in the Basic Servicing Agreement.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and Leases held by the Titling Trust, without regard to whether such Leased Vehicles and Leases have been identified and allocated into a portfolio of Trust Assets allocated to the 20[●]-[●] SUBI or any Other SUBI, as such practices may be changed from time to time.

“Cutoff Date” means the close of business on [●], 20[●].

“Dealer” has the meaning set forth in the Titling Trust Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Defaulted Lease” means any Lease that (a) by its terms, is delinquent more than 120 days or (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee’s failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law).

“Defaulted Vehicle” means the Leased Vehicle related to a Defaulted Lease.

“Definitive Note” means a definitive fully registered Note.

“Delaware Trustee” means Wilmington Trust Company, a Delaware corporation with trust powers, not in its individual capacity but solely in its capacity as Delaware Trustee of the Titling Trust and NILT Trust.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Leases as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

9	(NALT 20[●]-[●] Agreement of Definitions)

“Delinquency Trigger” means, [[     ]%] [for any Payment Date and the related Collection Period], [the percentage set forth below for the Payment Dates set forth below:

Payment Date	Delinquency Trigger
[Month, Year] through [Month, Year]	[●	]%
[Month, Year] through [Month, Year]	[●	]%
[Month, Year] through [Month, Year]	[●	]%]

“Deposit Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Depositor” means NALL II.

“Depositor’s Formation Documents” means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001 and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.

“Depository Agreement” means the agreement among the Issuing Entity, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B to the Indenture.

[“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays London interbank rates of major banks for U.S. dollars.]

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Distribution Statement” has the meaning set forth in Section 5.02(c) of the Trust Agreement.

“DTC” means The Depository Trust Company.

“Early Termination Charge” means, with respect to any 20[●]-[●] Lease that is terminated prior to its Maturity Date, an amount equal to the lesser of (a) the present value (discounted at the implicit rate of such 20[●]-[●] Lease) of all remaining Monthly Payments, and (b) the excess, if any, of the adjusted 201[●]-[●] Lease balance over the related 20[●]-[●] Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Trust, and the Lessee).

“Early Termination Purchase Option Price” means, with respect to any 20[●]-[●] Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 20[●]-[●] Vehicle.

10	(NALT 20[●]-[●] Agreement of Definitions)

“Eligible Account” means an account maintained with a depository institution or trust company having the Required Deposit Rating.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA subject to Title IV of ERISA, maintained or sponsored by the Servicer or any of its ERISA Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Servicer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Excess Amounts” means, as of any Payment Date, the amount remaining in the 20[●]-[●] SUBI Collection Account after the distributions provided for in clauses (i) and (ii) of Section 8.04(a) of the Indenture have been made.

“Excess Mileage and Excess Wear and Tear Charges” means, with respect to any 20[●]-[●] Lease or 20[●]-[●] Vehicle, any applicable charge for excess mileage or excess wear and tear.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

“Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

[“Fitch” means Fitch Ratings, Inc.]

“Fixed Rate Note” means any Class A-1 Note, Class A-2[a] Note, Class A-3 Note or Class A-4 Note.

[“Floating Rate Note” means any Class A-2b Note].

“Force Majeure Event” has the meaning set forth in the Basic Servicing Agreement.

11	(NALT 20[●]-[●] Agreement of Definitions)

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Grantor” has the meaning set forth in the preamble to the Titling Trust Agreement.

“Holder” has the meaning set forth in the Titling Trust Agreement.

“Indemnified Parties” has the meaning set forth in Section 8.01(a) to the Trust Agreement.

“Indenture” means the indenture, dated as of [●], 20[●] between the Issuing Entity and the Indenture Trustee.

“Indenture Default” has the meaning set forth in Section 5.01 of the Indenture.

“Indenture Trustee” means [●], as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Administrative Agent and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), officer, employee or affiliate of the Depositor or any of its affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (ii) a person related to any officer or director of any affiliate of the Depositor (other than any limited purpose or special purpose

12	(NALT 20[●]-[●] Agreement of Definitions)

corporation or limited liability company similar to the Depositor), (iii) a direct or indirect holder of one or more than 5% of any voting securities of any affiliate of the Depositor, (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Depositor, (v) a material creditor, material supplier, family member, manager, or contractor of the Depositor, or (vi) a person who controls (whether directly, indirectly, or otherwise) the Depositor or its affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), manager or material contractor of the Depositor or its affiliates.

[“Initial Cap Provider” means [●], as the Cap Provider under the Initial Interest Rate Cap Agreement(s).]

“Initial Class A-1 Note Balance” means $[●].

“Initial Class A-2[a] Note Balance” means $[●].

[“Initial Class A-2b Note Balance” means $[●].]

“Initial Class A-3 Note Balance” means $[●].

“Initial Class A-4 Note Balance” means $[●].

“Initial Class Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2[a] Note Balance, [the Initial Class A-2b Note Balance], the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable.

“Initial Deposit Amount” means the Issuing Entity’s deposit to the Reserve Account, on or before the Closing Date, of $[●].

[“Initial Interest Rate [Swap][Cap] Agreement” means, individually, each set of agreements governing a [swap][cap] transaction for a Class of Floating Rate Notes, comprised of the interest rate [swap][cap] agreement, dated as of the Closing Date, between the Initial [Swap Counterparty][Cap Provider] and the Issuing Entity, an ISDA Master Agreement, the schedule and the credit support annex thereto, if applicable, and the relevant confirmation for such Class of Floating Rate Notes, as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

“Initial Securities Balance” means the initial principal amount of the Notes and the Trust Certificates.

[“Initial Swap Counterparty” means [●], as the Swap Counterparty under the Initial Interest Rate Swap Agreement(s).]

“Initial Trust Certificate Balance” means $[●].

“Insurance Expenses” with respect to any 20[●]-[●] Vehicle, 20[●]-[●] Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices of

13	(NALT 20[●]-[●] Agreement of Definitions)

the Servicer, or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the SUBI Trust Agreement.

“Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 20[●]-[●] Vehicles or the ability of a Lessee to make required payments with respect to the related 20[●]-[●] Lease.

“Insurance Proceeds” means, with respect to any 20[●]-[●] Vehicle, 20[●]-[●] Lease or Lessee, recoveries paid to the Servicer, the Titling Trust or the Titling Trustee on behalf of the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance and amounts collected from a Lessee for amounts of deductibles not covered by Insurance Policies).

“Interest” means, as of any date, the ownership interest of a Trust Certificateholder (including the interest of the Depositor as holder of the Trust Certificate) in the Issuing Entity as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in the Trust Agreement and any other Basic Document, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of the Trust Agreement and the other Basic Documents.

[“Interest Determination Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the day that is two London Business Days prior to the related Interest Reset Date.]

[“Interest Period” means the Accrual Period with respect to each Class of Floating Rate Notes, respectively.]

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2[a] Interest Rate, [the Class A-2b Interest Rate], the Class A-3 Interest Rate, the Class A-4 Interest Rate, or the Overdue Interest Rate, as applicable.

[“Interest Reset Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the first day of such Interest Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

14	(NALT 20[●]-[●] Agreement of Definitions)

“Issuing Entity” means Nissan Auto Lease Trust 20[●]-[●], until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuing Entity Order” or “Issuing Entity Request” means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lease” means any lease contract for a Leased Vehicle assigned.

“Lease Documents” has the meaning set forth in the Basic Servicing Agreement; provided that such definition shall refer only to lease documents related to Leases allocated to the 20[●]-[●] Lease SUBI.

“Lease Pull-Forward” means, as of any date, any Lease that has been terminated by the related Lessee before the related Maturity Date under NMAC’s pull-forward program in order to allow such Lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle, or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the Lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC.

“Leased Vehicle” means a new or used Nissan or Infiniti automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

“Lessee” means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to the 20[●]-[●] SUBI.

“Lessee Initiated Early Termination” as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the Lessee is not in default.

“Lessee Partial Monthly Payment” means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 20[●]-[●] Lease, the actual amount paid by the Lessee toward such Monthly Payment.

“Lessor” means each Person that is a lessor under a Lease or assignee thereof, including the Issuing Entity.

“Liability” means any liability or expense, including any indemnification obligation.

[“LIBOR” means, for any Interest Period, the rate for deposits in U.S. Dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date. With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the

15	(NALT 20[●]-[●] Agreement of Definitions)

Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.]

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens, any liens that attach to property by operation of law and statutory purchase liens to the extent not past due.

“Liquidated Lease” means a 20[●]-[●] Lease that is terminated and charged off by the Servicer prior to its Maturity Date following a default thereunder.

“Liquidated Vehicle” means the 20[●]-[●] Vehicle related to a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

16	(NALT 20[●]-[●] Agreement of Definitions)

[“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.]

“Majority Interest” means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the 20[●]-[●] SUBI Certificate’s beneficial interest in all or any significant portion of the 20[●]-[●] SUBI Assets or the Indenture Trustee’s security interest in the 20[●]-[●] SUBI Certificate and all or any significant portion of the 20[●]-[●] SUBI Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 20[●]-[●] Leases and the 20[●]-[●] Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Trust, if applicable.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in the such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Monthly Early Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 20[●]-[●] Vehicles with respect to which the related 20[●]-[●] Lease was terminated and which were sold in such Collection Period on or after the termination of the related 20[●]-[●] Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

“Monthly Payment Advance” means, with respect to any 20[●]-[●] Lease and any Collection Period, an amount equal to the difference between the Monthly Payment due and the Lessee Partial Monthly Payment.

17	(NALT 20[●]-[●] Agreement of Definitions)

“Monthly Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.

“Monthly Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to (a) the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount, or (b) after the occurrence of an Indenture Default that results in acceleration of the Notes, unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the Notes.

“Monthly Remittance Condition” has the meaning set forth in Section 8.03(c) of the 20[●]-[●] Servicing Supplement.

“Monthly Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 20[●]-[●] Vehicle for its Contract Residual following a termination of the related 20[●]-[●] Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 20[●]-[●] Vehicles which matured and were sold in such Collection Period on or after the termination of the related 20[●]-[●] Leases at their respective Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related Lessees under applicable law.

[“Moody’s” means Moody’s Investors Service, Inc.]

“MRM Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in [●] as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualizable MSRP,” which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

“MSRP” means, with respect to any Leased Vehicle, the manufacturer’s suggested reetail price.

“NALL II” means Nissan Auto Leasing LLC II, a Delaware limited liability company.

“Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means the Liquidation Proceeds net of related Liquidation Expenses.

[“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amounts owed by the Issuing Entity to the Swap Counterparty, if any, on any Payment Date, excluding Swap Termination Payments.]

18	(NALT 20[●]-[●] Agreement of Definitions)

[“Net Swap Receipts” means, for each Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuing Entity, if any, on any Payment Date under such Interest Rate Swap Agreement, excluding any Swap Termination Payments.]

“NILT, Inc.” means NILT, Inc., a Delaware corporation.

“NILT Trust” means NILT Trust, a Delaware statutory trust.

“NMAC” means Nissan Motor Acceptance Corporation, a California corporation.

“Note” or “Notes” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note, as the context may require.

“Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance], the Class A-3 Note Balance and the Class A-4 Note Balance.

“Note Distribution Account” means the trust account established by the Depositor, on behalf of the Issuing Entity pursuant to Section 8.02(c) of the Indenture, into which amounts released from the 20[●]-[●] SUBI Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

“Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

“Note Factor” means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Balance.

“Note Final Scheduled Payment Date” means, with respect to (i) a Class A-1 Note, [●], 20[●], (ii) a Class A-2[a] Note, [●], 20[●] [and a Class A-2b Note, [●], 20[●]], a Class A-3 Note, [●], 20[●] and (iv) a Class A-4 Note, [●], 20[●].

“Noteholder” means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 or a Class A-4 Note is registered on the Note Register on such date, as the context may require.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04 of the Indenture.

19	(NALT 20[●]-[●] Agreement of Definitions)

“Officer’s Certificate” means (a) with respect to the Issuing Entity, a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 20[●]-[●] Servicing Supplement.

“Opinion of Counsel” in relation to the Trust Agreement, means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Depositor, the Administrative Agent, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee. In relation to the Indenture, “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuing Entity or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.

“Optimal Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:

(i) for each 20[●]-[●] Vehicle for which the related 20[●]-[●] Lease did not terminate during such Collection Period, the difference between the Securitization Value of such 20[●]-[●] Lease at the beginning and at the end of such Collection Period;

(ii) for each 20[●]-[●] Vehicle for which the related 20[●]-[●] Lease reached its Maturity Date during such Collection Period, the Securitization Value of such 20[●]-[●] Lease as of such Maturity Date;

(iii) for each 20[●]-[●] Vehicle purchased by the Servicer before its Maturity Date during such Collection Period, the Repurchase Payment with respect to the related 20[●]-[●] Lease; and

(iv) for each 20[●]-[●] Lease terminated prior to its Maturity Date that becomes a Defaulted Lease during such Collection Period or is terminated by the related Lessee or the Servicer during such Collection Period pursuant to a Lessee Initiated Early Termination or a Casualty Termination, the Securitization Value of the related 20[●]-[●] Lease as of the effective date of termination of such 20[●]-[●] Lease.

“Optional Purchase” has the meaning set forth in Section 9.03(a) of the Trust Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.03(a) of the Trust Agreement.

“Other SUBI” means any SUBI other than a 20[●]-[●] SUBI.

20	(NALT 20[●]-[●] Agreement of Definitions)

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;

provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or other action hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding

21	(NALT 20[●]-[●] Agreement of Definitions)

if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee’s right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuing Entity, the Depositor, the Administrative Agent, or any of their respective Affiliates.

“Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Notes or Certificates Outstanding on the Closing, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.

“Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.

“Owner Corporate Trust Office” means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement of Definitions is located at [●]; or at such other address as the Owner Trustee may designate from time to time by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee shall notify the Trust Certificateholders and the Indenture Trustee).

“Owner Trust Estate” means the property of the Issuing Entity, including (i) the 20[●]-[●] SUBI Certificate, evidencing a 100% beneficial interest in the 20[●]-[●] SUBI Assets, including the right to payments thereunder after the Cutoff Date from certain amounts in respect of the 20[●]-[●] Leases and received from the sale or other disposition of the 20[●]-[●] Vehicles, including the rights of the Issuing Entity to the funds on deposit from time to time in the 20[●]-[●] SUBI Collection Account (but excluding amounts retained by the Servicer in the form of Liquidation Expenses, Disposition Expenses, Insurance Expenses and other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses, Disposition Expenses or Insurance Expenses and permitted to be retained by the Servicer under the Basic Documents), and investment earnings, net of losses and investment expenses, on amounts on deposit in the 20[●]-[●] SUBI Collection Account, (ii) the rights of the Issuing Entity to the funds on deposit from time to time in the Reserve Account and any amounts deposited therein, including investment earnings, net of losses and investment expenses, on amounts on deposit therein, (iii) the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited therein or credited thereto and all proceeds thereof, (iv) the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement, (v) the rights of the Issuing Entity, as transferee, under the Trust SUBI Certificate Transfer Agreement, (vi) the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 20[●]-[●] SUBI Assets, including rights to certain Advances, and the SUBI Trust Agreement, (vii) [the rights of the Issuing Entity under any Interest Rate [Swap][Cap] Agreement, and (ix)] all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.

“Owner Trustee” means [                    ], as trustee of the Issuing Entity under the Trust Agreement.

22	(NALT 20[●]-[●] Agreement of Definitions)

“Paying Agent” means, (i) under the Indenture, [                    ], as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuing Entity, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be [                    ].

“Payment Ahead” has the meaning set forth in the Titling Trust Agreement.

“Payment Date” means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on [●], 20[●].

“Payment Date Advance Reimbursement” has the meaning set forth in Section 8.03(a)(iii)(A) of the 20[●]-[●] Servicing Supplement.

“Payment Date Certificate” has the meaning set forth in Section 8.03(a) of the Indenture.

“Payoff” means amounts paid to the Servicer to purchase a 20[●]-[●] Vehicle.

“Permitted Investments” has the meaning set forth in the Titling Trust Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as definite in Section 4978 of the Code, or an entity deemed to hold plan assets of the foregoing.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

“Principal Distribution Amount” means, for any Payment Date, the aggregate amount of principal payable on the Securities, equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Note Final Scheduled Payment Date for any Class of Notes and so long as no Indenture Default has been declared, the Principal Distribution Amount shall equal, until the Class Balance of such Class is reduced to zero, the greater of (i) such Class Balance and (ii) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover

23	(NALT 20[●]-[●] Agreement of Definitions)

Shortfall as of the preceding Payment Date. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding Securities Balance and the aggregate amount of principal paid in respect of a Class shall not exceed the related Initial Class Balance.

“Proceeding” has the meaning set forth in the Titling Trust Agreement.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and (ii), for which NALL II, or any United States Affiliate thereof, acts as a depositor.

“Pull-Forward Payment” means, with respect to any Lease Pull-Forward, the Monthly Payments not yet due with respect to that Lease.

“Rated Securities” has the meaning set forth in the Titling Trust Agreement.

“Rating Agency” means, with respect to the 20[●]-[●] SUBI, as of any date, any of the nationally recognized statistical rating organizations that has been requested by NMAC or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

“Reallocation Payment” means the payment deposited by the UTI Beneficiary to the 20[●]-[●] SUBI Collection Account in connection with any reallocation of a Matured Vehicle or a Defaulted Vehicle from the 20[●]-[●] SUBI to the UTI pursuant to Section 8.02(c) of the 20[●]-[●] Servicing Supplement, which shall be in an amount equal to the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

“Record Date” means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

24	(NALT 20[●]-[●] Agreement of Definitions)

“Recoveries” means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 20[●]-[●] Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 20[●]-[●] Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrative Agent or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.

“Registered Pledgee” has the meaning set forth in the Titling Trust Agreement.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Beneficiary” means each of NILT Trust and NALL II.

“Related Documents” shall mean all of the Basic Documents to which the Issuing Entity or the Owner Trustee is a party.

“Remaining Net Auction Proceeds” means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

[“Replacement Interest Rate [Swap][Cap] Agreement” has the meaning specified in Section 2.14(f) of the Indenture.]

[“Replacement [Swap Counterparty][Cap Provider]” has the meaning specified in Section 2.14(f) of the Indenture.]

“Repurchase Payment” means, with respect to a 20[●]-[●] Lease and the related 20[●]-[●] Vehicle required to be purchased by the Servicer pursuant to Section 8.02(a) and Section 8.02(b)

25	(NALT 20[●]-[●] Agreement of Definitions)

of the 20[●]-[●] Servicing Supplement, the sum of (i) the Securitization Value of the 20[●]-[●] Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 20[●]-[●] Lease or discovers or receives notice of the change in domicile with respect to Section 8.02(a) of the 20[●]-[●] Servicing Supplement or discovers a breach of representations or warranties pursuant to Section 8.02(b) of the 20[●]-[●] Servicing Supplement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.

“Repurchased Lease” means a 20[●]-[●] Lease reallocated to the UTI or purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 8.02 of the Servicing Agreement.

“Required Deposit Rating” has the meaning set forth in the Titling Trust Agreement.

“Required Percentage” means the holders of not less than 66 2⁄3% of the (i) Outstanding Amount in the case of the Notes or (ii) Certificate Balance in the case of the Trust Certificates.

“Required Related Holders” has the meaning set forth in the Basic Servicing Agreement.

“Reserve Account” means the account established pursuant to Section 5.01(b) of the Trust Agreement.

“Reserve Account Deposit Amount” means, (i) on the Closing Date, the Initial Deposit Amount and (ii) thereafter, for any Payment Date and the related Collection Period to the extent the amounts on deposit in the Reserve Account are less than the Reserve Account Requirement, an amount equal to the lesser of (a) the amount of such shortfall and (b) the amount of any Excess Amounts with respect to the related Collection Period.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to (i) the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account or (ii) after the occurrence of an Indenture Default that results in the acceleration of any Notes, unless and until the date on which such acceleration has been rescinded, the entire amount on deposit in the Reserve Account. In addition, except in the circumstances described in clause (ii) of this definition, the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (ii) and (iii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Payment Date Certificate, include such additional amounts as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Property” means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit Amount.

“Reserve Account Requirement” means on any Payment Date, an amount equal to $[●]; provided, however, that on any Payment Date (after taking into account all distributions from the 201[●]-[●] SUBI Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.

26	(NALT 20[●]-[●] Agreement of Definitions)

“Residual Value Loss” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (a) the Base Residual of the related 20[●]-[●] Vehicle, over (b) the sum of (without duplication) all related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (i) the sum (without duplication) of all related Net Auction Proceeds and Net Insurance Proceeds, over (ii) the Securitization Value of the related 20[●]-[●] Vehicle at (a) the Maturity Date of the related 20[●]-[●] Lease, or (b) the date the related 20[●]-[●] Lease was terminated by the Lessee.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the Administration of the Indenture.

“Restricted Jurisdiction” means any jurisdiction in which the Titling Trust is not qualified and licensed to do business, other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the Issuing Entity.

“Retained Notes” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08 of the Indenture to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A promulgated by the Commission under the Securities Act.

“Rule 144A Information” means information requested of the Depositor, in connection with the proposed transfer of a Trust Certificate, to satisfy the requirements of paragraph (d)(4) of Rule 144A.

“Sales Proceeds Advance” means the amount advanced by the Servicer to the Issuing Entity on a Deposit Date equal to the Securitization Value of each 20[●]-[●] Lease relating to a

27	(NALT 20[●]-[●] Agreement of Definitions)

20[●]-[●] Vehicle that terminated early (but was not a Lease in default) and the amount equal to the Base Residual of each 20[●]-[●] Lease relating to a 20[●]-[●] Vehicle that matured on its scheduled termination date.

“Schedule of 20[●]-[●] Leases and 20[●]-[●] Vehicles” means the schedule of 20[●]-[●] Leases and 20[●]-[●] Vehicles on file with the Indenture Trustee, as it may be amended from time to time (which may be supplied in CD-Rom form) which shall set forth as to each 20[●]-[●] Lease or 20[●]-[●] Vehicle, as the case may be, (i) the identification number of the 20[●]-[●] Lease, (ii) the identification number of the 20[●]-[●] Vehicle, (iii) the related Maturity Date and (iv) the value of the 20[●]-[●] Lease and the related 20[●]-[●] Vehicle on the Servicer’s books as of the Cutoff Date.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities” means the Trust Certificates and the Notes, collectively.

“Securities Act” means the Securities Act of 1933.

“Securities Balance” means, as of any date, the unpaid principal amount of the Securities as of such date.

“Securities Intermediary” has the meaning set forth in Section 8.02(e) of the Indenture.

“Securitization Rate” means, with respect to a 20[●]-[●] Lease, an annualized rate that is equal to [●]%.

“Securitization Value” means, with respect to any 20[●]-[●] Lease, the value calculated by the Servicer equal to, (i) as of its Maturity Date, the Base Residual and (ii) as of any date other than its Maturity Date, the sum of the present value, discounted at the Securitization Rate, of (a) the aggregate Monthly Payments remaining to be made and (b) the Base Residual.

“Securitized Financing” has the meaning set forth in the Titling Trust Agreement.

“Security” means either a Note or a Trust Certificate, as the context may require.

“Securityholder” means each registered holder of a Note or a Trust Certificate.

“Securityholder Available Funds” means, for any Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer of the Servicer Monthly Payment, if any.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.]

“Servicer” means NMAC, as Servicer under the Servicing Agreement.

“Servicer Default” has the meaning set forth in Section 4.01 to the Basic Servicing Agreement and under Section 8.12 of the   20[●]-[●] Servicing Supplement.

28	(NALT 20[●]-[●] Agreement of Definitions)

“Servicer Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the 20[●]-[●] SUBI Collection Account by the related Deposit Date.

“Servicer Monthly Payment” means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Servicer pursuant to Section 8.03(a)(iii) of the 20[●]-[●] Servicing Supplement in respect of (i) the Payment Date Advance Reimbursement and (ii) the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods.

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 20[●]-[●] Servicing Supplement.

“Servicing Criteria” means those criteria listed in Exhibit C to the Indenture that are to be addressed in the assessment of compliance pursuant to Section 3.09 of the Indenture.

“Servicing Fee” means, with respect to the 20[●]-[●] SUBI Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 20[●]-[●] Leases as of the first day of such Collection Period.

“Settlement Statement” means a statement substantially in the form of Exhibit A to the 20[●]-[●] Servicing Supplement.

“Similar Law” means any state, local or other law that is similar to Section 406 of ERISA or Section 4975 of the Code.

“Special Purpose Affiliate” means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.

[“Standard & Poor’s” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business.]

“State” means any state of the United Sates, Puerto Rico, or the District of Columbia.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“SUBI” has the meaning set forth in the Recitals to the 20[●]-[●] SUBI Supplement.

“SUBI Certificate” has the meaning set forth in Section 3.02(a) of the Titling Trust Agreement.

“SUBI Certificate Transfer Agreement” means the SUBI Certificate Transfer Agreement, dated as of [●], 20[●], between NILT Trust, as transferor, and NALL II, as transferee.

29	(NALT 20[●]-[●] Agreement of Definitions)

“SUBI Collection Account” means, with respect to a SUBI, the related Collection Account created, designated and maintained as such pursuant Section 4.02(a) of the Titling Trust Agreement.

“SUBI Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 20[●]-[●] SUBI Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead and Pull-Forward Payments, when received), Payoffs, and any other payments under the 20[●]-[●] Leases (excluding any Administrative Charges); (ii) Reallocation Payments and Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds (which includes Early Termination Charges); (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auctions Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries; and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.

“SUBI Trust Agreement” means the Titling Trust Agreement, as supplemented by a 20[●]-[●] SUBI Supplement.

“Subject Leases” means, for any Asset Review, all 20[●]-[●] Leases which are 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement following an “event of default” or a “termination event” where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”) as each such term is defined in such Interest Rate Swap Agreement.]

“Sub-Trust” has the meaning set forth in Section 3.01(b) of the Titling Trust Agreement.

[“Swap Counterparty” means an unaffiliated third party, as swap counterparty, under each Initial Interest Rate Swap Agreement, or any successor or replacement swap counterparty (including any Replacement Swap Counterparty) from time to time.]

[“[Swap][Cap] Event of Default” means, with respect to any Interest Rate [Swap][Cap] Agreement, any event defined as an “Event of Default” under each Interest Rate [Swap][Cap] Agreement.]

[“[Swap][Cap] Replacement Proceeds” means any amounts received from a Replacement [Swap Counterparty][Cap Provider] in consideration for entering into a Replacement Interest Rate [Swap][Cap] Agreement for a terminated Interest Rate [Swap][Cap] Agreement.]

[“[Swap][Cap] Termination Event” means any event defined as a “Termination Event” in an Interest Rate [Swap][Cap] Agreement.]

[“[Swap Termination Payment Account” means the account designated as such, established and maintained pursuant to Section 2.14 of the Indenture.]

30	(NALT 20[●]-[●] Agreement of Definitions)

[“Swap Termination Payments” means any payments due to the Swap Counterparty by the Issuing Entity or to the Issuing Entity by the Swap Counterparty, including interest that may accrue thereon, under each Interest Rate Swap Agreement due to a termination of such Interest Rate Swap Agreement due to a Swap Event of Default or a Swap Termination Event under such Interest Rate Swap Agreement.]

[“[Swap][Cap] Termination Event” means any event defined as a “Termination Event” in the Interest Rate [Swap][Cap] Agreement(s).]

“Tax Information” means complete and accurate information and documentation requested by the Issuing Entity (or its agents or delegates), the Indenture Trustee or Paying Agent (or an agent thereof) to be provided to the Issuing Entity, the Indenture Trustee or Paying Agent to enable the Issuing Entity, the Indenture Trustee or a Paying Agent to comply with U.S. tax law (including FATCA). For these purposes, “FATCA” means sections 1471 through 1474 of the Code and the Treasury regulations (and any notices or official pronouncements) promulgated thereunder, any agreement thereunder and any law implementing an intergovernmental agreement or approach thereto.

“Tax Retained Notes” if any, means any Retained Notes retained by the issuer of the Notes for U.S. federal income tax purposes or an entity which for U.S. federal income tax purposes is considered the same Person as such issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Titling Trust” means Nissan-Infiniti LT, a Delaware statutory trust.

“Titling Trust Agreement” means the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998, among NILT Trust, as the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee and the Trust Agent.

“Titling Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.

“TIA” means the Trust Indenture Act of 1939.

“Transfer Price” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement and the Trust SUBI Certificate Transfer Agreement, as the context may require.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Account” has the meaning set forth in the Titling Trust Agreement.

“Trust Administration Agreement” means the Trust Administration Agreement, dated as of [●], 20[●], among the Administrative Agent, the Issuing Entity, the Depositor and the Indenture Trustee.

31	(NALT 20[●]-[●] Agreement of Definitions)

“Trust Agent” means [                    ], as Trust Agent under the Titling Trust Agreement.

“Trust Agreement” means the trust agreement, dated as of [●], [●], as amended and restated by the Amended and Restated Trust Agreement, dated as of [●], 20[●], between the Depositor and the Owner Trustee.

“Trust Assets” has the meaning set forth in the Titling Trust Agreement.

“Trust Certificateholder” means the Person in whose name a Trust Certificate is registered on the Certificate Register.

“Trust Certificates” means the asset backed certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Documents” has the meaning set forth in the Titling Trust Agreement.

“Trust SUBI Certificate Transfer Agreement” means the Trust SUBI Certificate Transfer Agreement, dated as of [●], 20[●], between the Depositor, and the Issuing Entity, as transferee.

“Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.

“20[●]-[●] Eligible Lease” means a Lease as to which the following are true as of the Cutoff Date:

[TBD]

“20[●]-[●] Lease” has the meaning set forth in Section 8.01 of the 20[●]-[●] Servicing Supplement.

“20[●]-[●] Servicing Supplement” means the 20[●]-[●] SUBI Servicing Supplement to the Basic Servicing Agreement, dated as of [●], 20[●], among the parties to the Basic Servicing Agreement.

“20[●]-[●] SUBI” has the meaning set forth in Section 12.01(a) of the 20[●]-[●] SUBI Supplement.

“20[●]-[●] SUBI Assets” has the meaning set forth in Section 12.01(b) to the 20[●]-[●] SUBI Supplement.

“20[●]-[●] SUBI Account” means the 20[●]-[●] SUBI Collection Account, and any other Trust Account established with respect to the 20[●]-[●] SUBI, as the context may require.

“20[●]-[●] SUBI Certificate” has the meaning set forth in the recitals of the 20[●]-[●] SUBI Supplement.

“20[●]-[●] SUBI Collection Account” means the trust account established pursuant to Section 14.01(a) of the 20[●]-[●] SUBI Supplement.

32	(NALT 20[●]-[●] Agreement of Definitions)

“20[●]-[●] SUBI Supplement” means the 20[●]-[●] SUBI Supplement to the Titling Trust Agreement, dated as of [●], 20[●], among the parties to the Titling Trust Agreement.

“20[●]-[●] SUBI Trust Account” means, collectively, the 20[●]-[●] SUBI Collection Account and the Reserve Account.

“20[●]-[●] Vehicle” has the meaning set forth in Section 8.01 to the 20[●]-[●] Servicing Supplement.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Underwriting Agreement” means the underwriting agreement relating to the Notes dated [●], 20[●], among [●], as Representative, on behalf of the several underwriters, NMAC and the Depositor.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

[“                    ” has the meaning set forth in the preamble to this Agreement of Definitions].

“UTI” has the meaning set forth in Section 3.01(a) of the Titling Trust Agreement.

“UTI Beneficiary” means NILT Trust, in its capacity as the initial beneficiary of the Titling Trust.

“UTI Certificate” has the meaning set forth in Section 3.03 of the Titling Trust Agreement.

“Vehicle Representation Date” has the meaning set forth in the Basic Servicing Agreement.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

Section 1.02 Interpretative Provisions. For all purposes of this Agreement of Definitions, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement of Definitions as a whole and not to any particular part, Recital or Section within this Agreement of Definitions, (iii) references to a Recital or Section such as “Recital A” or “Section 1.01” shall refer to the applicable Recital or Section of this Agreement of Definitions, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments,

33	(NALT 20[●]-[●] Agreement of Definitions)

amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement of Definitions, except that references to the SUBI Trust Agreement include only such items as related to the 20[●]-[●] SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement of Definitions include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

Section 1.03 Notices. All demands, notices, and communications hereunder shall be in writing and shall be delivered, sent electronically by email (if an email address is provided) or telecopier, or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as follows: the Issuing Entity, at c/o [                    ], as Owner Trustee, [●] (telecopier no. [●], Attention: [●], with a copy to the Administrative Agent, at [●] (telecopier no. [●] (email: [●] and [●]), Attention: Treasurer; NILT Trust, at [●] (telecopier no. [●] (email: [●] and [●]), Attention: Treasurer; Nissan-Infiniti LT, at [●] (telecopier no. [●] (email: [●]and [●]), Attention: Treasurer; NMAC, at [●] (telecopier no. [●] (email: [●] and [●]), Attention: Treasurer; the Depositor, at [●] (telecopier no. [●] (email: [●]), Attention: Treasurer; NILT, Inc., at [●] (telecopier no. [●] (email: [●])] Attention: NILT Inc.; [                    ], as Owner Trustee and Delaware Trustee, at [●] (telecopier no. [●], Attention: Corporate Trust Administration]; [                    ], as Indenture Trustee, at [●] (telecopier no. [●] (email: [●])], Attention: Nissan Auto Lease Trust 20[●]-[●]; [                    ], as Trust Agent, at [●] (telecopier no. [●] (email: [●])], Attention: Nissan Auto Lease Trust 20[●]-[●]; or at such other address as shall be designated by any of the foregoing in written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement of Definitions to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 1.04 Amendment.

(a) Any term or provision of this Agreement of Definitions may be amended by the Servicer and the Depositor, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent, of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust, the Trust Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is

34	(NALT 20[●]-[●] Agreement of Definitions)

satisfied with respect to such amendment, or (ii) the Servicer or the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust, the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

(b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

(d) At least 10 Business Days prior to the execution of any amendment to this Agreement of Definitions, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement of Definitions, the Servicer shall furnish a copy of such amendment to each Rating Agency.

(e) [Reserved]

(f) None of [                    ], as trustee of NILT Trust and as Trust Agent, NILT, Inc., nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. [                    ], as trustee of NILT Trust and as Trust Agent, NILT, Inc., and the Indenture Trustee may conclusively assume, in the absence of written notice to the contrary from the Servicer to a Responsible Officer of the Indenture Trustee, that a Rating Agency Condition has been satisfied with respect to such amendment.

(g) The Indenture Trustee shall provide notice of any proposed amendment or supplement to this Agreement of Definitions to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement).

Section 1.05 Severability of Provisions. Any provision of this Agreement of Definitions that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

35	(NALT 20[●]-[●] Agreement of Definitions)

Section 1.06 Counterparts. This Agreement of Definitions may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.07 Headings. The headings of the various Articles and Sections herein are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.

Section 1.08 Governing Law. THIS AGREEMENT OF DEFINITIONS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

Section 1.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

Section 1.10 No Recourse.

(a) It is expressly understood and agreed by the parties hereto that with respect to [                    ]’s role as trustee of NILT Trust only, and not with respect to its role as Trust Agent, (i) this Agreement is executed and delivered by [                    ], not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of NILT Trust, is made and intended not as personal representations, undertakings, and agreements by [                    ] but is made and intended for the purpose of binding only NILT Trust, (iii) nothing herein contained shall be construed as creating any liability on [                    ], individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall [                    ] be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by NILT, Inc., not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of the Titling Trust, is made and intended not as personal representations, undertakings, and agreements by NILT Inc., but is made and intended for the purpose of binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on NILT, Inc., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any,

36	(NALT 20[●]-[●] Agreement of Definitions)

being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall NILT, Inc. be personally liable for the payment of any indebtedness or expenses of the Titling Trust under this Agreement or any other related documents.

(c) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of the Issuing Entity, is made and intended not as personal representations, undertakings, and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Agreement or any other related documents.

[Signature Pages to Follow]

37	(NALT 20[●]-[●] Agreement of Definitions)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Definitions to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION
Individually, as Servicer, and as Administrative Agent

By:
Name:
Title:

NISSAN-INFINITI LT

By:	NILT, INC.,
as Titling Trustee for Nissan-Infiniti LT

By:
Name:
Title:

NILT TRUST
as UTI Beneficiary, Grantor, and Transferor

By:	[ ],
as Trustee for NILT Trust

By:
Name:
Title:

NILT, INC.
as Titling Trustee for Nissan-Infiniti LT

By:
Name:
Title:

S-1	(NALT 20[●]-[●] Agreement of Definitions)

NISSAN AUTO LEASING LLC II

By:
Name:
Title:

NISSAN AUTO LEASE TRUST 20[●]-[●]

By:	[ ], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[ ]
as Owner Trustee and as Delaware Trustee

By:
Name:
Title:

[ ]
as Trust Agent, Indenture Trustee and as Secured Party

By:
Name:
Title:

S-2	(NALT 20[●]-[●] Agreement of Definitions)